Filed Pursuant to Rule 433
                                                         File No.: 333-132319-03

--------------------------------------------------------------------------------
Free Writing Prospectus                             Date Prepared: Nov. 10, 2006

Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates,
                                  Series 2006-3
--------------------------------------------------------------------------------

                  Approximate Total Offered Size: $369,691,000

                            Citicorp Trust Bank, fsb
                                   Originator
                               CitiMortgage, Inc.
                                    Servicer
                 Citicorp Residential Mortgage Securities, Inc.
                                    Depositor
                Citicorp Residential Mortgage Trust Series 2006-3
                                 Issuing Entity

                                                           Initial
                                                           Credit
                                                         Enhancement           Ratings          WAL (Call/       Window (Call/
Tranche           Amount(1)      Int. Type / Class(2)        (%)             (S&P/Moodys)           Mat)(3)            Mat)(3)
-------------- --------------- ----------------------- --------------- ----------------------- ---------------- --------------------
                                                        OFFERED CERTIFICATES
Class A-1        194,047,000    Fixed /Senior               13.20           AAA         Aaa        1.00/1.00          1-22/1-22
Class A-2         64,659,000    Fixed /Senior               13.20           AAA         Aaa        2.20/2.20         22-31/22-31
Class A-3         56,168,000    Fixed /Senior               13.20           AAA         Aaa        3.00/3.00         31-44/31-44
Class A-6         47,203,000    Fixed / Senior /            13.20           AAA         Aaa        6.35/6.52        38-97/38-197
                                Lockout
Class M-8         2,991,000     Fixed / Mezzanine            3.55           BBB         Baa1       5.43/5.65        37-97/37-116
Class M-9         4,623,000     Fixed / Mezzanine            2.70           BBB-        Baa1       5.43/5.56        37-97/37-111
-------------- --------------- ----------------------- --------------- ------------- --------- ---------------- --------------------
                                                 OFFERED CERTIFICATES NOT AVAILABLE
Class A-4         77,561,000    Fixed /Senior               13.20          AAA         Aaa         5.00/5.00         44-96/44-96
Class A-5         32,388,000    Fixed /Senior               13.20          AAA         Aaa        8.07/11.25        96-97/96-199
Class M-1         13,323,000    Fixed / Mezzanine           10.75          AA+         Aa1         5.44/5.93        38-97/38-157
Class M-2         14,955,000    Fixed / Mezzanine            8.00           AA         Aa2         5.43/5.89        37-97/37-150
Class M-3         3,806,000     Fixed / Mezzanine            7.30          AA-         Aa3         5.43/5.85        37-97/37-140
Class M-4         4,895,000     Fixed / Mezzanine            6.40           A+          A1         5.43/5.83        37-97/37-137
Class M-5         5,166,000     Fixed / Mezzanine            5.45           A           A1         5.43/5.80        37-97/37-132
Class M-6         4,078,000     Fixed / Mezzanine            4.70           A-          A2         5.43/5.75        37-97/37-127
Class M-7         3,263,000     Fixed / Mezzanine            4.10          BBB+         A3         5.43/5.71        37-97/37-121


(1)  Certificate sizes are subject to change (+/- 5%).

(2) The Certificates will bear interest at fixed rates referred to as Coupon Rates, and their respective Coupon Rates will increase by 0.50% following the first possible Optional Termination Date.

(3)  Based on Pricing Speed.

Transaction Overview:
   Lead Manager:  Citigroup Global Markets Inc.       Expected Pricing Date:   November 15, 2006
Rating Agencies:  Moodys/S&P                       Expected Settlement Date:   [November 29, 2006]
        Trustee:  U.S. Bank, N.A.                  Certificate Administrator   CitiMortgage, Inc.
                                                 SEC Registration Statement:   No. 333-132319


                               [LOGO - citigroup]

CRMSI 2006-3

                                                    For Further Information:

             Mortgage Finance                                MBS Trading                           MBS Structuring
         Joel Katz (212) 723-6508                  Steve Weinstein (212) 723-6325            Shekhar Shah (212) 723-5386
        Taruna Reddy (212) 723-6748                Supriya Bajoria (212) 723-6325               Tai Wu (212) 723-5859
         Sang Shin (212) 723-6586                                                            Noel Doromal (212) 723-9026
        Matt Fallon (212) 723-6334
      Juliana Castelli (212) 723-6503

*All numbers are preliminary and subject to change.


The Depositor has filed a registration statement (including a core prospectus) with the SEC for the offering to which this Free Writing Prospectus relates. Before you invest, you should read the core prospectus dated September 27, 2006 in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. The file number for the Depositor's registration statement is No. 333-132319. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the core prospectus if you request it by calling 1-877-858-5407.

This Free Writing Prospectus is not required to contain all information that is required to be included in the core prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.


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


CRMSI 2006-3


                              Transaction Overview
--------------------------------------------------------------------------------
Title of the Securities:      Citicorp Residential Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates, Series 2006-3.

The Certificates:             Approximately $369,691,000 Offered Certificates.
                              The Certificates are backed by fixed-rate, first lien, daily simple interest mortgage loans.

Depositor:                    Citicorp Residential Mortgage Securities, Inc.

Lead Underwriter:             Citigroup Global Markets Inc.

Co-Manager:                   Credit Suisse.

Certificate Administrator:    CitiMortgage, Inc.

Originator:                   Citicorp Trust Bank, fsb

Servicer:                     CitiMortgage, Inc.

Trustee:                      U.S. Bank, N.A.

Settlement Date:              On or about November 29, 2006.

Distribution Date:            Distribution of principal and interest on the
                              certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in December 2006.

Offered Certificates:         Classes A-1, A-2, A-3, and A-6 Certificates and
                              Classes M-8 and M-9 Certificates will be offered.

Class A Certificates:         Classes A-1, A-2, A-3, A-4, A-5 and A-6
                              Certificates.

Non-Offered Certificates:     Classes CE and R Certificates.

Offered Certificates Not      Classes A-4, A-5, M-1, M-2, M-3, M-4, M-5, M6, and
Available:                    M-7 Certificates.

Mezzanine Certificates:       Classes M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and
                              M-9 Certificates.

Fixed-Rate Certificates:      Class A and Mezzanine Certificates.

Subordinate Certificates:     Mezzanine Certificates and Class CE Certificates.

Cut-Off Date:                 November 1, 2006.

Payment Delay:                Fixed-Rate Certificates have a 24-day delay.

Day Count:                    Fixed-Rate Certificates are 30/360.

Administrative Fees:          The sum of Servicing Fee, Certificate
                              Administrator Fee and Trustee Fee is equal to 0.50%.

Legal Final Maturity:         For all Classes the legal final maturity is
                              expected to be the Distribution Date occurring in November 2036.

Structure:                    Senior/Subordinate/Overcollateralization

Pricing Speed:                4% to 23% CPR for months 1 to 12 and 23% CPR
                              thereafter

Mortgage Pool:                As of the Cut-off Date, the Mortgage Pool consists
                              of approximately 3,463 fixed-rate, first lien, daily simple interest mortgage loans, with an outstanding principal balance of approximately


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


CRMSI 2006-3

                              Transaction Overview
--------------------------------------------------------------------------------
                              $543,809,341.93 as of the Cut-off Date.

                              Approximately 96.55% of the mortgage loans are Equity Builder loans. A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest included in that payment. All borrowers not enrolled in the Equity Builder Program as of the Cut-Off Date, are permitted to enroll at any point in the future. However, borrowers who enroll in Equity builder after loan closing do not receive the 0.25% interest rate reduction.

                              Equity Builder enrollees choose bi-weekly, semi-monthly or monthly payments, and if at any point during the life of the loan the borrower elects out of the Equity Builder program, the payment frequency switches back to monthly and the rate increases by 0.25%; however, the amount of scheduled monthly payment stays the same, since it is always based on the higher rate.

                              84.36% of the mortgage loans make bi-weekly payments. 9.30% of the mortgage loans make monthly payments. 6.34% of the mortgage loans make semi-monthly payments.

                              Approximately 39.12% of the mortgage loans are eligible for a one-time rate reduction of either 0.50% or 1.00% in months 24, 36 or 48, provided that they have made the most recent 24 consecutive monthly payments on time. The borrowers are given 3 opportunities to qualify for rate reduction if they make 24 consecutive months of timely payments. For purposes of modeling assumptions it has been assumed that each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, in the 25th month of the loan.

                              The characteristics of the pool of mortgage loans delivered on the Closing Date are not expected to differ materially from the characteristics of the mortgage loans described herein although the range of mortgage rates, maturities and certain other characteristics of the mortgage loans set forth in this term-sheet may vary by as much as 5%.

Net Mortgage Rate:            For each mortgage loan the applicable mortgage
                              rate less the aggregate rate at which the Administrative Fees accrue.

Net WAC Rate:                 For any Distribution Date, the Net WAC Rate will
                              equal the weighted average Net Mortgage Rates of the mortgage loans, weighted by the outstanding principal balance of each loan as of the first day of the related Due Period.

                              For purposes of modeling assumptions it has been assumed that the interest on the mortgage loans accrues on the basis of a 360-day year with twelve 30-day months; further it has been assumed that the mortgage loans are monthly payment loans and each borrower makes a monthly scheduled payment on the first day of each calendar month.

Net WAC Rate Carryover        On any Distribution Date, the excess, if any, of
Amount:                       (i) the amount of interest the related
                              Certificates would have accrued for such Distribution Date based on its respective Coupon
                              Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Rate, together with the unpaid portion of any such excess from the prior
                              Distribution Date plus interest accrued thereon at the related Coupon Rate for the most recent
                              Interest Accrual Period.

Pass-Through Rate:            For any Distribution Date the Pass-Through Rate
                              will be the lesser of (i) the Coupon Rate and (ii)
                              Net WAC Rate.

Interest Accrual Period:      The Interest Accrual Period for any Distribution
                              Date and each class of Fixed-Rate Certificates will be the calendar month proceeding the month in which the Distribution Date occurs, and



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


CRMSI 2006-3


                              Transaction Overview
--------------------------------------------------------------------------------
                              each such Interest Accrual Period will be deemed to be 30 days regardless of its actual length.

Interest Carry Forward        The Interest Carry Forward Amount with respect to
Amount:                       any class of Fixed-Rate Certificates and any
                              Distribution Date will be equal to the amount, if any, by which the interest due for that class of Certificates for the immediately preceding
                              Distribution Date exceeded the actual amount distributed on the Certificates in respect of interest on the immediately preceding Distribution
                              Date, together with any Interest Carry Forward
                              Amount with respect to that class of Certificates remaining undistributed from the previous
                              Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on such class of Certificates for the most recently ended Interest
                              Accrual Period.

Excess Interest:              Excess Interest, to the extent it is not used for
                              other required purposes, including to absorb realized losses on the mortgage loans, to cover interest shortfalls on the Certificates or to fund any Overcollateralization Increase Amount and pay back applied realized loss amounts, will be available to make distributions of Net WAC Rate
                              Carryover Amounts to the Certificates.

Available Funds:              For any Distribution Date, the sum, net of amounts
                              payable or reimbursable therefrom to the Servicer, the Certificate Administrator, or the Trustee, of:
                              (i) the aggregate amount of scheduled monthly payments on the mortgage loans due during the related Due Period and received by the Servicer;
                              (ii) unscheduled payments in respect of the mortgage loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the mortgage loans, occurring during the related prepayment period or proceeds from the repurchase of the mortgage loans due to the Optional Termination of the Trust); (iii) all interest advances with respect to the mortgage loans received for such Distribution Date; and
                              (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Due Period                    The Due Period for any Distribution Date is the
                              period commencing on the first day of the month preceding the month in which such Distribution
                              Date falls and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Prepayment Period:            The Prepayment Period for any Distribution Date is
                              the period commencing on the first day of the month preceding the month in which such Distribution Date falls and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Principal Remittance
Amount: For any Distribution Date, an amount equal to the aggregate of:

                              (i) the principal portion of all monthly payments received on the mortgage loans during the related Prepayment Period;

                              (ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

                              (iii)    the principal portion of all other
                                       unscheduled collections, including
                                       insurance proceeds, liquidation proceeds and all full and partial Principal Prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the Trustee and the Servicer, to the extent applied as recoveries of principal on the mortgage loans.

Principal Distribution        On any Distribution Date, the lesser of (i) the
Amount:                       outstanding Certificate Principal Balance of the
                              Class A Certificates and Mezzanine Certificates and (ii) the Principal Remittance Amount plus any Overcollateralization Increase Amount minus any
                              Overcollateralization Reduction Amount.

Class A Principal             With respect to any Distribution Date prior to the
Distribution Amount:          Stepdown Date or on which a Trigger Event is in
                              effect, 100% of the principal received on the mortgage loans (taking into account the Overcollateralization Increase Amount for such
                              Distribution Date minus the Overcollateralization
                              Reduction Amount for such Distribution Date), until the Class A Certificates have been paid in full. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A
                              Certificates over (ii)



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


CRMSI 2006-3


                              Transaction Overview
--------------------------------------------------------------------------------
                              the lesser of (a) approximately 73.60% of the outstanding principal balance of the mortgage loans on the last day of the related Due Period and (b) the outstanding principal balance of the mortgage loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

                              All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution Amount, second to the Class A-1 Certificates, third to the Class A-2 Certificates, fourth to the Class A-3 Certificates, fifth to the Class A-4 Certificates, sixth to the Class A-5 Certificates, and seventh to the Class A-6 Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero.

Class A-6 Lockout             With respect to any Distribution Date, the product
Distribution                  of (a) the Class A-6 Lockout Percentage for that
Amount:                       Distribution Date and (b) the Class A-6 Pro Rata
                              Distribution Amount for that Distribution Date. In no event shall the Class A-6 Lockout Distribution
                              Amount for a Distribution Date exceed the Class A
                              Principal Distribution Amount or the Certificate
                              Principal Balance of the Class A-6 Certificates immediately prior to that Distribution Date.


Class A-6 Lockout             For each Distribution Date will be as follows:
Percentage:                          Period      Lockout Percentage
                                    1 to 36               0%
                                   37 to 60               45%
                                   61 to 72               80%
                                   73 to 84               100%
                               85 and thereafter          300%

Class A-6 Pro Rata            With respect to any Distribution Date, an amount
Distribution                  equal to the product of (a) a fraction, the
Amount:                       numerator of which is the Certificate Principal
                              Balance of the Class A-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Certificate
                              Principal Balance of the Class A Certificates, immediately prior to that Distribution Date and
                              (b) the Class A Principal Distribution Amount.

Class M Principal             The Mezzanine Certificates will NOT receive any
Distribution                  principal payments prior to the Stepdown Date or
Amount:                       after the Stepdown Date if a Trigger Event is in
                              effect unless the aggregate Certificate Principal
                              Balance of the Class A Certificates has been reduced to zero. For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal
                              Balance of all more senior Certificates after distribution of all more senior Principal
                              Distribution Amounts on the related Distribution
                              Date and (b) the outstanding Certificate Principal
                              Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2 times the respective Class M Certificate's
                              Initial Enhancement Percentage of the outstanding principal balance of the mortgage loans on the last day of the related Due Period and (b) the outstanding principal balance of the mortgage loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

Senior Enhancement            For any Distribution Date, the percentage obtained
Percentage:                   by dividing
                              (x) the sum of:
                                 (i)   the aggregate outstanding Certificate
                                       Principal Balance of the Class M
                                       Certificates, and
                                 (ii) the Overcollateralization Amount, after taking into account the distribution of the Principal Remittance Amount on such Distribution Date by
                              (y) the aggregate principal balance of the
                                  mortgage loans as of the last day of the related Due Period.

Priority of
Distributions:                On each Distribution Date, Available Funds will be
                              distributed as follows:

                              1. To pay interest on the Class A Certificates pro-rata based on the entitlement of such class, including any unpaid accrued Interest Carry Forward Amounts from a prior Distribution Date, and then, excluding any accrued Interest Carry Forward Amounts from prior

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CRMSI 2006-3


                              Transaction Overview
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                                   Distribution Dates, to pay interest to the
                                   Mezzanine Certificates, sequentially.

                              2. To the extent of the Principal Distribution Amount, to the Class A Certificates, an amount up to the Class A Principal Distribution Amounts as applicable for the Distribution Date, until the respective Class A Certificates have been reduced to zero.

                              3. To the extent of the remaining Principal Distribution Amount, to the Mezzanine Certificates, sequentially, to pay the respective Class M Principal Distribution Amount until the respective Mezzanine Certificate principal balance has been reduced to zero.

                              4. To pay the Interest Carry Forward Amounts to the Mezzanine Certificates, sequentially.

                              5. To pay back applied realized losses allocated to the Mezzanine Certificates, sequentially.

                              6. To pay the Net WAC Rate Carryover Amounts, first, to the Class A Certificates, on a pro-rata basis, then sequentially, to the Mezzanine Certificates.

                              7. To pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.


Optional Termination:         10% cleanup call based on the Cut-off Date
                              Principal Balance of the mortgage loans.

Stepdown Date:                The earlier to occur of:

                              (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and

                              (ii) the later to occur of:

                                   (x) the Distribution Date in December 2009
                                       and

                                   (y) the first Distribution Date on which the
                                       Senior Enhancement Percentage (calculated for this purpose only using the Certificate Principal Balance of each class of Certificates immediately prior to such Distribution Date) is greater than or equal to two times the Class A Initial Enhancement Percentage.

Trigger Event:                The continuance of either a Delinquency Trigger or
                              a Cumulative Loss Trigger.

Cumulative Loss Trigger:      A "Cumulative Loss Trigger" shall have occurred
                              and be continuing if cumulative losses from the Cut-Off Date exceed the indicated %:

                               Distribution Date Occurring in         Percentage
                               ------------------------------         ----------

                               December 2008 through November 2009    [0.75]%

                               December 2009 through November 2010    [1.75]%

                               December 2010 through November 2011    [2.95]%

                               December 2011 through November 2012    [3.95]%

                               December 2012 and thereafter           [4.70]%

Delinquency Trigger:          A "Delinquency Trigger" shall have occurred and be
                              continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the mortgage loans that are
                              (a) 60+ days delinquent (including loans in foreclosure and bankruptcy), or (b) REO properties, as of the last day of the related prepayment period and the denominator of which is the aggregate principal balance of the mortgage loans as of the last day of the related Due Period exceeds [50]% of the Senior Enhancement
                              Percentage.

Credit                        Credit Enhancement for the Certificates will be
Enhancement:                  provided in the form of excess interest,
                              overcollateralization and subordination.



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


CRMSI 2006-3


                              Transaction Overview
--------------------------------------------------------------------------------
Credit Enhancement            The percentage obtained by dividing (x) the
Percentage:                   aggregate Certificate Principal Balance of each
                              class of Certificates with a lower distribution priority by (y) the aggregate principal balance of the mortgage loans.

                              === =========== ==================================
                                    Initial
                                  Enhancement   Stepdown Date0Targeted Credit
                                  Percentage       Enhancement Percentage
                              === =========== ==================================
                               A    13.20%    2x(Initial Enhancement Percentage)
                              M-1   10.75%    2x(Initial Enhancement Percentage)
                              M-2    8.00%    2x(Initial Enhancement Percentage)
                              M-3    7.30%    2x(Initial Enhancement Percentage)
                              M-4    6.40%    2x(Initial Enhancement Percentage)
                              M-5    5.45%    2x(Initial Enhancement Percentage)
                              M-6    4.70%    2x(Initial Enhancement Percentage)
                              M-7    4.10%    2x(Initial Enhancement Percentage)
                              M-8    3.55%    2x(Initial Enhancement Percentage)
                              M-9    2.70%    2x(Initial Enhancement Percentage)
                              --- ----------- ----------------------------------

Overcollateralization         For any Distribution Date the excess, if any, of
Amount:                       (a) the aggregate principal balance of the
                              mortgage loans as of the last day of the related
                              Due Period (after giving effect to scheduled payments of principal due during the related Due
                              Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period) over (b) the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates and the Mezzanine Certificates after taking into account the distributions of the amounts described above in the definition of Principal Remittance Amount on the related
                              Distribution Date.

Overcollateralization         An Overcollateralization Increase Amount with
Increase Amount:              respect to any Distribution Date equals the lesser
                              of (a) the Excess Interest for such Distribution
                              Date and (b) the amount, if any, by which the Targeted Overcollateralization Amount exceeds the
                              Overcollateralization Amount on such Distribution
                              Date (calculated for this purpose only after assuming that 100% of the Principal Remittance
                              Amount on such Distribution Date has been distributed).

Overcollateralization         An Overcollateralization Reduction Amount with
Reduction Amount:             respect to any Distribution Date is the lesser of
                              (a) the Principal Remittance Amount on such
                              Distribution Date and (b) the excess, if any, of
                              (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal
                              Remittance Amount on such Distribution Date has been distributed) over (ii) the Targeted
                              Overcollateralization Amount for such Distribution
                              Date.

Targeted                      As of any Distribution Date, the Targeted
Overcollateralization         Overcollateralization Amount (a) prior to the
Amount:                       Stepdown Date, is an amount equal to approximately
                              2.70% of the principal balance of the mortgage loans as of the Cut-off Date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 5.40% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period and (ii) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date; and (c) on or after the Stepdown
                              Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses:         Realized Losses on the mortgage loans will be
                              allocated first to excess interest, second to the overcollateralization amount and third, to the Mezzanine Certificates in order of their reverse numerical class designations, until the
                              Certificate Principal Balance of each Mezzanine
                              Certificate has been reduced to zero. The Pooling and Servicing Agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates; however, investors in such certificates should realize that under certain loss scenarios there may not be enough principal and interest on the mortgage loans to distribute to the Class A Certificates all principal and interest amounts to which such certificates are then entitled.

Advances:                     Subject to certain limitations, the Servicer
                              intends to advance delinquent payments of interest on



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


CRMSI 2006-3


                              Transaction Overview
--------------------------------------------------------------------------------
                              the mortgage loans. The Servicer has no obligation to advance delinquent payments of principal.

Compensating                  The Servicer is obligated to offset any prepayment
Interest:                     interest shortfalls for the related period, on any
                              Distribution Date, with Compensating Interest.
                              Compensating Interest will be limited to an amount equal to one half of the servicing fee for the related Due Period but not more than the servicing fee actually received.

ERISA                         Subject to the considerations contained in the
Considerations:               core prospectus and prospectus, the Offered
                              Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement account assets. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA
                              Plan's acquisition and ownership of the Offered
                              Certificates.

SMMEA                         The Class A, Class M-1, Class M-2 and Class M-3
Considerations:               Certificates are expected to constitute "mortgage
                              related securities" for purposes of the Secondary
                              Mortgage Market Enhancement Act of 1984 (SMMEA)."

Minimum                       $100,000 and multiples of $1 in excess thereof.
Denominations:

Form of                       All Offered Certificates will be issued in
Registration:                 book-entry form through DTC.



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CRMSI 2006-3

--------------------------------------------------------------------------------
               Sensitivity Analysis - To 10% Optional Termination*
--------------------------------------------------------------------------------
                            50%         100%         150%             200%
--------------------------------------------------------------------------------
         A-1
      WAL (Yr)             1.66         1.00         0.74             0.61
  Principal Window        1 - 39       1 - 22       1 - 16           1 - 13
Principal Window End       Feb10        Sep08        Mar08           Dec07

         A-2
      WAL (Yr)             3.98         2.20         1.54             1.19
  Principal Window        39 - 57      22 - 31      16 - 21         13 - 16
Principal Window End       Aug11        Jun09        Aug08           Mar08

         A-3
      WAL (Yr)             5.80         3.00         2.01             1.52
  Principal Window        57 - 87      31 - 44      21 - 27         16 - 21
Principal Window End       Feb14        Jul10        Feb09           Aug08

         A-4
      WAL (Yr)             10.62        5.00         2.78             2.00
  Principal Window       87 - 164      44 - 96      27 - 48         21 - 28
Principal Window End       Jul20        Nov14        Nov10           Mar09

         A-5
      WAL (Yr)             13.66        8.07         4.81             2.52
  Principal Window       164 - 164     96 - 97      48 - 65         28 - 33
Principal Window End       Jul20        Dec14        Apr12           Aug09

         A-6
      WAL (Yr)             7.46         6.35         5.12             3.43
  Principal Window       37 - 164      38 - 97      44 - 65         33 - 47
Principal Window End       Jul20        Dec14        Apr12           Oct10

--------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.



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CRMSI 2006-3

--------------------------------------------------------------------------------
                   Sensitivity Analysis - To 10% Optional Termination*
--------------------------------------------------------------------------------
                           50%         100%         150%             200%
--------------------------------------------------------------------------------
         M-1
      WAL (Yr)            9.43         5.44         4.15             3.91
  Principal Window      59 - 164      38 - 97      42 - 65         47 - 47
Principal Window End      Jul20        Dec14        Apr12           Oct10

         M-2
      WAL (Yr)            9.43         5.43         4.07             3.85
  Principal Window      59 - 164      37 - 97      40 - 65         44 - 47
Principal Window End      Jul20        Dec14        Apr12           Oct10

         M-3
      WAL (Yr)            9.43         5.43         4.02             3.70
  Principal Window      59 - 164      37 - 97      40 - 65         43 - 47
Principal Window End      Jul20        Dec14        Apr12           Oct10

         M-4
      WAL (Yr)            9.43         5.43         4.01             3.63
  Principal Window      59 - 164      37 - 97      39 - 65         42 - 47
Principal Window End      Jul20        Dec14        Apr12           Oct10

         M-5
      WAL (Yr)            9.43         5.43         3.98             3.56
  Principal Window      59 - 164      37 - 97      39 - 65         41 - 47
Principal Window End      Jul20        Dec14        Apr12           Oct10

         M-6
      WAL (Yr)            9.43         5.43         3.98             3.51
  Principal Window      59 - 164      37 - 97      38 - 65         40 - 47
Principal Window End      Jul20        Dec14        Apr12           Oct10

         M-7
      WAL (Yr)            9.43         5.43         3.95             3.47
  Principal Window      59 - 164      37 - 97      38 - 65         40 - 47
Principal Window End      Jul20        Dec14        Apr12           Oct10

         M-8
      WAL (Yr)            9.43         5.43         3.95             3.44
  Principal Window      59 - 164      37 - 97      38 - 65         39 - 47
Principal Window End      Jul20        Dec14        Apr12           Oct10

         M-9
      WAL (Yr)            9.43         5.43         3.95             3.41
  Principal Window      59 - 164      37 - 97      38 - 65         39 - 47
Principal Window End      Jul20        Dec14        Apr12           Oct10
--------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.



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


CRMSI 2006-3

--------------------------------------------------------------------------------
                       Sensitivity Analysis - To Maturity*
--------------------------------------------------------------------------------
                              50%         100%        150%             200%
--------------------------------------------------------------------------------
         A-1
      WAL (Yr)               1.66         1.00        0.74             0.61
  Principal Window          1 - 39       1 - 22      1 - 16           1 - 13
Principal Window End         Feb10        Sep08       Mar08           Dec07

         A-2
      WAL (Yr)               3.98         2.20        1.54             1.19
  Principal Window          39 - 57      22 - 31     16 - 21         13 - 16
Principal Window End         Aug11        Jun09       Aug08           Mar08

         A-3
      WAL (Yr)               5.80         3.00        2.01             1.52
  Principal Window          57 - 87      31 - 44     21 - 27         16 - 21
Principal Window End         Feb14        Jul10       Feb09           Aug08

         A-4
      WAL (Yr)               10.65        5.00        2.78             2.00
  Principal Window         87 - 174      44 - 96     27 - 48         21 - 28
Principal Window End         May21        Nov14       Nov10           Mar09

         A-5
      WAL (Yr)               17.31        11.25       5.47             2.52
  Principal Window         174 - 250    96 - 199    48 - 140         28 - 33
Principal Window End         Sep27        Jun23       Jul18           Aug09

         A-6
      WAL (Yr)               7.48         6.52        6.32             4.52
  Principal Window         37 - 248     38 - 197    44 - 138         33 - 102
Principal Window End         Jul27        Apr23       May18           May15
--------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.



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


CRMSI 2006-3

--------------------------------------------------------------------------------
                       Sensitivity Analysis - To Maturity*
--------------------------------------------------------------------------------
                                 50%        100%        150%          200%
--------------------------------------------------------------------------------
            M-1
         WAL (Yr)               10.00       5.93        4.49          4.50
     Principal Window         59 - 229    38 - 157    42 - 108      49 - 78
   Principal Window End         Dec25       Dec19       Nov15        May13

            M-2
         WAL (Yr)               9.97        5.89        4.38          4.10
     Principal Window         59 - 224    37 - 150    40 - 103      44 - 74
   Principal Window End         Jul25       May19       Jun15        Jan13

            M-3
         WAL (Yr)               9.94        5.85        4.31          3.91
     Principal Window         59 - 215    37 - 140     40 - 95      43 - 69
   Principal Window End         Oct24       Jul18       Oct14        Aug12

            M-4
         WAL (Yr)               9.91        5.83        4.28          3.83
     Principal Window         59 - 212    37 - 137     39 - 93      42 - 67
   Principal Window End         Jul24       Apr18       Aug14        Jun12

            M-5
         WAL (Yr)               9.88        5.80        4.23          3.74
     Principal Window         59 - 207    37 - 132     39 - 89      41 - 65
   Principal Window End         Feb24       Nov17       Apr14        Apr12

            M-6
         WAL (Yr)               9.83        5.75        4.20          3.67
     Principal Window         59 - 200    37 - 127     38 - 85      40 - 62
   Principal Window End         Jul23       Jun17       Dec13        Jan12

            M-7
         WAL (Yr)               9.78        5.71        4.13          3.60
     Principal Window         59 - 194    37 - 121     38 - 81      40 - 59
   Principal Window End         Jan23       Dec16       Aug13        Oct11

            M-8
         WAL (Yr)               9.71        5.65        4.10          3.55
     Principal Window         59 - 188    37 - 116     38 - 78      39 - 56
   Principal Window End         Jul22       Jul16       May13        Jul11

M-A1 should have been A-1.9
         WAL (Yr)               9.59        5.56        4.03          3.47
     Principal Window         59 - 182    37 - 111     38 - 74      39 - 54
   Principal Window End         Jan22       Feb16       Jan13        May11
--------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.



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


CRMSI 2006-3

       ASSUMED MONTHLY EXCESS INTEREST (%)

     Excess             Excess            Excess
Pd  Interest       Pd  Interest      Pd  Interest
---------------------------------------------------
 1  2.64           34  2.51           67  2.46

 2  2.65           35  2.52           68  2.46

 3  2.65           36  2.52           69  2.46

 4  2.65           37  2.52           70  2.46

 5  2.65           38  2.50           71  2.46

 6  2.66           39  2.50           72  2.46

 7  2.66           40  2.49           73  2.45

 8  2.67           41  2.49           74  2.45

 9  2.67           42  2.49           75  2.45

 10 2.68           43  2.48           76  2.45

 11 2.68           44  2.48           77  2.45

 12 2.69           45  2.48           78  2.44

 13 2.69           46  2.48           79  2.44

 14 2.70           47  2.48           80  2.44

 15 2.71           48  2.48           81  2.44

 16 2.71           49  2.48           82  2.43

 17 2.72           50  2.48           83  2.43

 18 2.72           51  2.48           84  2.43

 19 2.73           52  2.48           85  2.43

 20 2.74           53  2.48           86  2.42

 21 2.75           54  2.48           87  2.42

 22 2.75           55  2.48           88  2.41

 23 2.51           56  2.47           89  2.41

 24 2.51           57  2.47           90  2.41

 25 2.51           58  2.47           91  2.40

 26 2.51           59  2.47           92  2.40

 27 2.51           60  2.47           93  2.39

 28 2.51           61  2.47           94  2.39

 29 2.51           62  2.47           95  2.38

 30 2.51           63  2.47           96  2.38

 31 2.51           64  2.47           97  2.37

 32 2.51           65  2.47

 33 2.51           66  2.46

---------------------------------------------------
Assumptions:

1.   Run at Pricing Speed
2.   Calculated 30/360
3. Each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, on the 25th month of the loan.



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CRMSI 2006-3


    ----------------------------------------------------------------------
                                     BREAKEVEN
        Class     CDR BE RATE(%)            WAL(yr)          Cum Loss(%)
         M-1           15.21                 10.11              15.65
         M-2           12.08                 10.70              13.27
         M-3           11.34                 13.77              12.66
         M-4           10.42                 13.50              11.87
         M-5           9.50                  13.75              11.05
         M-6           8.79                  14.43              10.39
         M-7           8.24                  15.04               9.87
         M-8           7.76                  15.34               9.40
         M-9           7.20                  14.56               8.84
    ----------------------------------------------------------------------


Assumptions:
1. Run at Pricing Speed to maturity
2. Assumes deal does not step-down
3. 40% Loss Severity
4. 6 month recovery lag
5  Scheduled interest is advanced on every loan
6. CDRs are approximate
7. Settlement Date is November 29, 2006.
8. Breakeven CDR is last CDR without the Class taking a loss.



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CRMSI 2006-3

--------------------------------------------------------------------------------
                          Aggregate Collateral: Summary
--------------------------------------------------------------------------------
               Statistics for the mortgage loans listed below are
                        based on Cut-Off Date balances.

--------------------------------------- --------------- --------- --------------
                                                          Minimum       Maximum

Current Principal Balance:               $543,809,341.93
Number of Mortgage Loans:                     3,463
Average Scheduled Principal
 Balance:                                 $157,034.17    $326.86     $991,617.20
Weighted Average Gross
 Mortgage Rate (1):                           8.761%        5.250%       12.604%
Weighted Average Original
 Credit Score (2):                             689          415           848
Weighted Average LTV Ratio (3):              78.10%        4.16%        100.00%
Weighted Average Combined
 LTV Ratio (4):                               78.20%        4.16%        100.00%
Weighted Average
 Scheduled Remaining Term:                 329 Months    51 Months    360 Months
Weighted Average Amortized
 Remaining Term(5):                        242 Months     1 Months    360 Months
Weighted Average
 Original Term:                            331 Months    60 Months    360 Months
Weighted Average Seasoning:                 2 Months      0 Months     9 Months
Percent Interest Only Loans:                  0.00%
Percent Second Liens:                         0.00%
Percent of First Lien
 with Silent Seconds:                         1.12%
Weighted Average Debt-To-Income Ratio:        43.19%        0.84%        69.55%
--------------------------------------- --------------- --------- --------------
(1) The gross mortgage rate shown is after the 0.25% Equity Builder discount, where applicable

(2) A two-bureau merged credit report must be obtained for each applicant. The choice of which bureau's FICO score will be used for credit grading purposes is based on the primary borrower's primary bureau score, as determined by the Credit Bureau Preference Table (i.e., the credit bureau in each zip code which, in the view of the lender, produces the most comprehensive report for borrowers in that zip code)

(3)  LTV = principal balance at origination/property value at origination

(4) Combined LTV = principal balance at origination+ balance of any known silent second lien (as applicable) / property value at origination

(5) The amortizing remaining term is calculated from the actual loan characteristics to take into account both participation in the Equity Builder Program, where applicable, and the payment frequency.



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


CRMSI 2006-3

                       Product Type of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
        Product Type            Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Fixed-Rate, Daily Simple
Interest                          3,463     543,809,341.93     100.00        8.761        689      78.20
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20
------------------------------------------------------------------------------------------------------------

                     Original Balance of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
Range of                          of         Aggregate       Aggregate    Average    Average     Combined
Original Balances              Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
($)                             Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
15,000.00 - 25,000.00                34         660,497.02       0.12        8.161        735      24.46
25,000.01 - 50,000.00               206       7,919,844.57       1.46        8.492        690      50.50
50,000.01 - 75,000.00               349      21,880,005.43       4.02        8.878        677      69.51
75,000.01 - 100,000.00              449      39,230,129.52       7.21        8.793        680      73.35
100,000.01 - 125,000.00             443      49,720,276.93       9.14        8.890        683      77.45
125,000.01 - 150,000.00             434      59,118,715.97      10.87        8.915        680      79.54
150,000.01 - 175,000.00             342      55,540,897.13      10.21        8.786        688      77.68
175,000.01 - 200,000.00             303      56,487,048.02      10.39        8.732        693      78.46
200,000.01 - 225,000.00             250      52,823,437.89       9.71        8.781        689      79.33
225,000.01 - 250,000.00             168      39,707,013.57       7.30        8.756        692      80.16
250,000.01 - 275,000.00             125      32,640,151.51       6.00        8.775        690      80.83
275,000.01 - 300,000.00              89      25,548,837.00       4.70        8.779        692      80.88
300,000.01 - 325,000.00              67      20,971,530.72       3.86        8.830        683      82.74
325,000.01 - 350,000.00              49      16,540,511.92       3.04        8.749        706      84.79
350,000.01 - 375,000.00              53      19,144,433.55       3.52        8.437        699      78.09
375,000.01 - 400,000.00              28      10,803,233.61       1.99        8.734        695      80.44
400,000.01 - 450,000.00              38      16,093,281.53       2.96        8.611        700      82.17
450,000.01 - 500,000.00              17       7,944,307.43       1.46        8.314        730      81.93
500,000.01 - 550,000.00              13       6,838,778.14       1.26        8.289        706      81.96
550,000.01 - 600,000.00               2       1,111,982.87       0.20        8.305        737      85.04
650,000.01 - 700,000.00               1         654,717.14       0.12        7.584        730      70.89
700,000.01 - 750,000.00               2       1,438,093.26       0.26        7.709        750      59.85
950,000.01 - 999,983.21               1         991,617.20       0.18        7.584        695      73.53
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20
------------------------------------------------------------------------------------------------------------

The average original balance of the mortgage loans, as of the Cut-Off Date, is $157,710.72.



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CRMSI 2006-3

                      Current Balance of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Current Balance ($)             Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
326.86 - 25,000.00                   40         782,238.29       0.14        8.079        735      22.48
25,000.01 - 50,000.00               208       8,170,819.87       1.50        8.472        691      50.94
50,000.01 - 75,000.00               354      22,474,920.58       4.13        8.873        677      69.76
75,000.01 - 100,000.00              443      38,948,225.77       7.16        8.789        681      73.40
100,000.01 - 125,000.00             442      49,765,038.85       9.15        8.883        683      77.45
125,000.01 - 150,000.00             433      59,136,725.31      10.87        8.933        679      79.64
150,000.01 - 175,000.00             342      55,662,479.86      10.24        8.772        689      77.43
175,000.01 - 200,000.00             305      56,997,845.45      10.48        8.731        692      78.45
200,000.01 - 225,000.00             247      52,315,678.97       9.62        8.784        690      79.57
225,000.01 - 250,000.00             171      40,576,500.47       7.46        8.749        692      79.76
250,000.01 - 275,000.00             119      31,172,235.21       5.73        8.820        687      81.68
275,000.01 - 300,000.00              89      25,574,080.81       4.70        8.763        693      80.90
300,000.01 - 325,000.00              67      20,996,152.76       3.86        8.832        684      82.83
325,000.01 - 350,000.00              51      17,254,519.23       3.17        8.686        705      83.98
350,000.01 - 375,000.00              50      18,105,869.32       3.33        8.471        699      78.22
375,000.01 - 400,000.00              28      10,803,233.61       1.99        8.734        695      80.44
400,000.01 - 450,000.00              38      16,093,281.53       2.96        8.611        700      82.17
450,000.01 - 500,000.00              17       7,944,307.43       1.46        8.314        730      81.93
500,000.01 - 550,000.00              13       6,838,778.14       1.26        8.289        706      81.96
550,000.01 - 600,000.00               2       1,111,982.87       0.20        8.305        737      85.04
650,000.01 - 700,000.00               1         654,717.14       0.12        7.584        730      70.89
700,000.01 - 750,000.00               2       1,438,093.26       0.26        7.709        750      59.85
950,000.01 - 991,617.20               1         991,617.20       0.18        7.584        695      73.53
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20

The average current balance of the mortgage loans, as of the Cut-Off Date, is $157,034.17.



                    Gross Mortgage Rate of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Gross Mortgage Rate (%)         Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
5.250 - 5.500                         1         129,917.58       0.02        5.250        554      64.96
6.501 - 7.000                        23       2,116,592.69       0.39        6.781        729      54.12
7.001 - 7.500                       159      16,790,095.78       3.09        7.368        735      55.82
7.501 - 8.000                       763     122,941,434.75      22.61        7.739        735      63.28
8.001 - 8.500                       498      82,992,280.78      15.26        8.229        726      71.66
8.501 - 9.000                       693     119,725,102.34      22.02        8.766        696      83.53
9.001 - 9.500                       577      89,515,445.43      16.46        9.214        668      86.91
9.501 - 10.000                      286      42,964,335.10       7.90        9.733        627      86.80
10.001 - 10.500                     255      36,594,172.97       6.73       10.233        617      93.58
10.501 - 11.000                     170      24,996,510.93       4.60       10.684        594      94.65
11.001 - 11.500                      28       3,741,193.65       0.69       11.202        563      87.39
11.501 - 12.000                       9       1,195,724.58       0.22       11.667        536      87.84
12.501 - 12.604                       1         106,535.35       0.02       12.604        507      85.92
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20

The weighted-average gross mortgage rate of the mortgage loans, as of the Cut-Off Date, is 8.761%(.)



--------------------------------------------------------------------------------
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                         Financial Advisor immediately.

CRMSI 2006-3


                 Original Term to Maturity of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
Original Term of Maturity      Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
(Months)                        Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
60 - 240                            849      85,835,800.51      15.78        8.348        707      65.95
241 - 300                            89      15,947,188.23       2.93        8.612        691      77.26
301 - 360                         2,525     442,026,353.19      81.28        8.847        686      80.62
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20

The weighted-average original term to maturity of the mortgage loans, as of the Cut-Off Date, is 331 months.

                Remaining Term to Maturity of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
Remaining Term to Maturity     Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
(Months)                        Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
51 - 59                              51       2,331,716.73       0.43        7.382        734      37.62
60 - 240                            798      83,504,083.78      15.36        8.375        706      66.74
241 - 300                            89      15,947,188.23       2.93        8.612        691      77.26
301 - 360                         2,525     442,026,353.19      81.28        8.847        686      80.62
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20

The weighted-average remaining term to maturity of the mortgage loans, as of the Cut-Off Date, is 329 months.


                         Seasoning of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Seasoning (Months)              Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
0                                   419      71,817,732.99      13.21        8.635        692      79.83
1-3                               2,546     403,543,059.88      74.21        8.828        689      78.21
4-6                                 322      45,061,483.76       8.29        8.670        690      78.27
7-9                                 176      23,387,065.30       4.30        8.175        690      73.04
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20

The weighted-average seasoning of the mortgage loans, as of the Cut-Off Date, is 2 months.



-------------------------------------------------------------------------------
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       disclaimer, please contact your Citigroup Global Markets Inc.        19
                       Financial Advisor immediately.

CRMSI 2006-3

                       Credit Score of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Credit Score                    Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
415 - 425                             1         354,639.54       0.07        7.336        415      59.81
426 - 450                             1          43,573.01       0.01       10.860        439      71.59
451 - 475                             4         263,450.28       0.05       11.308        468      56.36
476 - 500                             2         267,703.70       0.05       10.351        488      74.38
501 - 525                             6       1,029,969.70       0.19       11.242        515      71.68
526 - 550                            39       4,800,233.02       0.88       10.792        541      76.26
551 - 575                           136      17,990,110.58       3.31       10.241        565      81.90
576 - 600                           197      26,442,135.44       4.86        9.767        588      78.17
601 - 625                           283      41,688,901.99       7.67        9.751        613      84.36
626 - 650                           361      54,258,546.77       9.98        9.499        640      83.22
651 - 675                           377      59,861,243.47      11.01        9.138        663      81.80
676 - 700                           480      83,441,600.52      15.34        8.474        688      80.19
701 - 725                           502      86,128,002.45      15.84        8.328        714      78.65
726 - 750                           453      74,283,675.60      13.66        8.170        738      74.97
751 - 775                           351      54,538,911.39      10.03        8.110        762      71.95
776 - 800                           188      26,292,823.61       4.83        8.030        785      68.90
801 - 848                            82      12,123,820.86       2.23        7.918        812      65.19
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20

The weighted-average credit score of the mortgage loans, as of the Cut-Off Date, is (689.)

                    Loan-to-Value Ratio of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Loan-to-Value Ratio (%)         Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
4.16 - 5.00                           3         102,862.88       0.02        8.318        707       4.47
5.01 - 10.00                         25         810,995.12       0.15        7.778        760       8.97
10.01 - 15.00                        15         643,819.55       0.12        7.878        726      12.13
15.01 - 20.00                        32       1,796,953.73       0.33        7.806        724      18.12
20.01 - 25.00                        49       3,268,968.83       0.60        7.890        736      22.39
25.01 - 30.00                        63       5,050,374.03       0.93        8.081        727      29.66
30.01 - 35.00                        65       6,496,899.19       1.19        8.174        704      32.59
35.01 - 40.00                        70       8,504,591.50       1.56        7.914        718      39.57
40.01 - 45.00                        89      10,724,565.15       1.97        8.057        718      42.50
45.01 - 50.00                       109      13,740,409.99       2.53        8.081        714      48.06
50.01 - 55.00                       129      19,049,184.93       3.50        8.157        708      52.47
55.01 - 60.00                       143      23,491,226.09       4.32        8.221        701      57.45
60.01 - 65.00                       189      30,911,467.80       5.68        8.180        689      62.83
65.01 - 70.00                       217      35,239,176.77       6.48        8.164        701      67.74
70.01 - 75.00                       259      42,476,434.20       7.81        8.298        692      72.84
75.01 - 80.00                       378      60,108,278.20      11.05        8.360        690      78.27
80.01 - 85.00                       269      50,172,227.73       9.23        8.797        686      83.13
85.01 - 90.00                       289      51,023,197.94       9.38        9.101        678      88.09
90.01 - 95.00                       380      66,130,059.94      12.16        9.315        669      93.28
95.01 - 100.00                      690     114,067,648.36      20.98        9.537        685      98.89
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20

The weighted-average loan-to-value ratio of the mortgage loans, as of the Cut-Off Date, is 78.10%.



--------------------------------------------------------------------------------
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       disclaimer, please contact your Citigroup Global Markets Inc.        20
                       Financial Advisor immediately.

CRMSI 2006-3

               Combined Loan-to-Value Ratio of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
Combined Loan-to-Value         Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Ratio (%)                       Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
4.16 - 10.00                         27         892,244.85       0.16        7.849        753       7.57
10.01 - 20.00                        46       2,381,385.08       0.44        7.833        727      16.30
20.01 - 30.00                       109       7,953,482.39       1.46        7.992        729      25.49
30.01 - 40.00                       134      14,325,741.85       2.63        8.048        710      35.19
40.01 - 50.00                       194      24,159,815.68       4.44        8.079        716      45.45
50.01 - 60.00                       277      43,481,733.98       8.00        8.177        705      55.14
60.01 - 70.00                       404      65,989,474.38      12.13        8.172        696      65.40
70.01 - 75.00                       259      42,558,952.83       7.83        8.295        692      72.80
75.01 - 80.00                       381      60,077,543.42      11.05        8.358        689      78.20
80.01 - 85.00                       269      49,832,872.69       9.16        8.797        686      83.04
85.01 - 90.00                       289      51,216,705.10       9.42        9.096        678      88.06
90.01 - 95.00                       379      66,393,647.86      12.21        9.301        670      93.22
95.01 - 100.00                      695     114,545,741.82      21.06        9.541        685      98.91
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20

The weighted-average combined loan-to-value ratio of the mortgage loans, as of the Cut-Off Date, is 78.20%.

                   Silent Second Status of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Silent Second Status            Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
None                              3,415     537,730,805.24      98.88        8.765        689      78.24
Has Silent Second                    48       6,078,536.69       1.12        8.439        715      74.61
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20



                      Occupancy Type of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Occupancy Type                  Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Primary                           3,414     538,299,141.70      98.99        8.761        689      78.26
Investor                             28       3,036,443.61       0.56        8.868        699      75.64
Second Home                          21       2,473,756.62       0.45        8.688        710      68.74
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20



--------------------------------------------------------------------------------
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       disclaimer, please contact your Citigroup Global Markets Inc.        21
                       Financial Advisor immediately.

CRMSI 2006-3

                       Property Type of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Property Type                   Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Single Family                     3,056     463,179,712.35      85.17        8.761        689      77.90
PUD                                 234      51,356,135.13       9.44        8.837        692      83.83
Condo                               118      18,140,781.46       3.34        8.748        689      76.10
Two Family                           47       8,825,031.76       1.62        8.403        688      67.78
Three Family                          6       1,454,941.80       0.27        8.708        645      70.91
Four Family                           2         852,739.43       0.16        8.454        698      70.79
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20



                       Loan Purpose of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Loan Purpose                    Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Cash-Out Refinance                3,456     543,166,760.68      99.88        8.761        689      78.19
Rate/Term Refinance                   7         642,581.25       0.12        8.782        720      86.83
-----------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20


                    Documentation Type of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Documentation Type              Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Alternative                       1,684     263,834,585.79      48.52        8.288        723      75.00
Full                              1,648     252,737,234.05      46.48        9.290        652      82.02
Model Verified Income               100      20,047,874.56       3.69        8.311        721      75.56
No Income Qualifier (CTB -
Stated Income Program for
Self-employed)                       31       7,189,647.53       1.32        8.791        697      68.76
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20


                       Lien Position of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Lien Position                   Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
First Lien                        3,463     543,809,341.93     100.00        8.761        689      78.20
-----------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20



--------------------------------------------------------------------------------
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       disclaimer, please contact your Citigroup Global Markets Inc.        22
                       Financial Advisor immediately.

CRMSI 2006-3

                      Location of the Mortgaged Properties

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Location                        Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
California                          411      97,594,595.46      17.95        8.297        705      67.84
Florida                             257      44,072,275.82       8.10        8.674        680      75.21
Arizona                             150      25,792,900.54       4.74        8.727        688      77.34
Washington                          118      22,244,582.50       4.09        8.818        682      81.27
Georgia                             168      21,950,502.35       4.04        9.585        672      89.77
New York                            120      21,244,203.15       3.91        8.816        691      72.91
Virginia                            117      19,576,158.03       3.60        8.895        678      80.52
New Jersey                           92      19,024,589.02       3.50        8.866        673      71.03
Illinois                            112      17,513,430.85       3.22        8.839        684      81.99
Maryland                             91      17,347,465.37       3.19        8.561        684      71.40
Texas                               199      14,812,600.76       2.72        8.670        673      72.47
Utah                                 88      14,497,060.34       2.67        8.819        696      83.87
Pennsylvania                        105      14,050,808.52       2.58        8.831        685      82.45
Nevada                               59      13,353,920.84       2.46        8.817        685      80.71
Wisconsin                           100      13,096,933.56       2.41        8.686        703      84.23
Minnesota                            77      12,752,018.87       2.34        9.015        687      82.72
Colorado                             60      10,000,406.06       1.84        8.777        715      83.61
Oregon                               55       9,919,896.81       1.82        8.649        692      78.84
Oklahoma                             97       9,147,835.36       1.68        9.163        680      89.97
Louisiana                            68       8,590,570.87       1.58        9.205        678      89.93
Iowa                                 88       8,412,372.16       1.55        9.095        691      89.52
Ohio                                 84       7,917,494.87       1.46        8.815        695      81.75
Idaho                                60       7,773,792.63       1.43        8.812        690      82.35
Missouri                             64       7,696,938.26       1.42        8.870        702      87.46
Connecticut                          45       7,606,824.66       1.40        8.680        689      76.98
Massachusetts                        34       7,015,327.84       1.29        8.639        720      72.43
Michigan                             61       7,010,814.76       1.29        8.949        690      86.27
New Hampshire                        35       6,816,594.04       1.25        8.726        703      83.55
Alabama                              47       5,311,568.06       0.98        9.378        651      88.67
Hawaii                               17       4,831,887.58       0.89        7.725        740      60.86
Mississippi                          41       4,673,357.36       0.86        9.450        645      90.69
South Carolina                       33       3,959,459.24       0.73        9.369        679      88.76
Tennessee                            34       3,804,028.22       0.70        9.027        670      83.72
Kansas                               37       3,794,808.94       0.70        9.044        691      90.25
Nebraska                             34       3,666,912.15       0.67        9.156        698      90.78
Indiana                              36       3,654,013.25       0.67        8.972        692      90.42
Kentucky                             24       3,299,759.49       0.61        8.716        709      83.53
Rhode Island                         15       3,035,259.22       0.56        8.571        701      76.77
New Mexico                           21       2,780,427.26       0.51        9.580        671      86.39
North Carolina                       23       2,762,036.79       0.51        9.605        663      86.83
Alaska                               14       2,343,381.01       0.43        8.973        697      85.10
Delaware                             17       2,145,351.89       0.39        8.427        687      71.34
Arkansas                             21       2,051,668.21       0.38        9.286        680      88.87
Maine                                12       1,652,566.29       0.30        8.712        690      83.38
Wyoming                               6       1,065,871.26       0.20        8.911        715      87.96
Vermont                               5         771,619.98       0.14        7.833        713      71.00
West Virginia                         4         468,147.29       0.09        8.853        674      63.67
South Dakota                          4         454,388.85       0.08        9.302        709      92.62
Montana                               2         309,108.63       0.06        9.686        657      93.72
North Dakota                          1         140,806.66       0.03        8.832        712     100.00
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20



--------------------------------------------------------------------------------
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


CRMSI 2006-3

                   Debt-to-Income Ratio of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Debt-to-Income Ratio (%)        Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
0.84 - 10.00                         14       1,218,489.25       0.22        8.478        728      74.57
10.01 - 20.00                       162      14,647,469.86       2.69        8.284        719      66.52
20.01 - 30.00                       578      70,401,464.31      12.95        8.493        708      72.87
30.01 - 40.00                       882     131,191,864.01      24.12        8.671        695      77.25
40.01 - 50.00                       871     143,404,682.39      26.37        8.807        686      78.88
50.01 - 60.00                       805     147,432,926.04      27.11        8.942        679      81.15
60.01 - 69.55                       151      35,512,446.07       6.53        8.894        677      82.29
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20

The weighted-average debt-to-income ratio of the mortgage loans for which it is available, as of the Cut-Off Date, is 43.19%.


                    Interest Only Term of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Interest Only Term              Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
-----------------------------------------------------------------------------------------------------------
None                              3,463     543,809,341.93     100.00        8.761        689      78.20
-----------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20


                  Historical Delinquency of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Historical Delinquency          Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
-----------------------------------------------------------------------------------------------------------
0 x 30 Days Delinquent            3,431     539,284,671.49      99.17        8.758        690      78.25
1 x 30 Days Delinquent               27       3,994,133.88       0.73        9.220        661      75.22
1 x 60 Days Delinquent                1         201,987.09       0.04        7.584        806      22.51
1 x 90 Days Delinquent                1          30,481.07       0.01        6.862        799      25.52
2 x 30 Days Delinquent                2         247,439.38       0.05        9.919        640      92.90
2 x 90 Days Delinquent                1          50,629.02       0.01        7.276        726      20.33
-----------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20




--------------------------------------------------------------------------------
This page must be accompanied by a disclaimer. If you did not receive such a
       disclaimer, please contact your Citigroup Global Markets Inc.        24
                       Financial Advisor immediately.

CRMSI 2006-3


                      Appraisal Type of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Appraisal Type                  Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Full Appraisal                    2,871     466,466,649.24      85.78        8.858        685      80.70
Automated Valuation Model           490      66,723,339.30      12.27        8.116        715      60.53
Exterior Inspection Only             62       6,981,685.17       1.28        8.372        727      81.82
Appraisal from Prior Loan            18       2,279,213.34       0.42        8.987        692      83.84
Field Review                         20       1,053,115.82       0.19        8.423        700      59.86
Broker Price Opinion                  2         305,339.06       0.06        9.890        596      71.40
-----------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20


             Rate Reduction Program Status of the Mortgage Loans (1)

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
Rate Reduction                 Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Program Status                  Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
None                              2,018     331,060,661.33      60.88        8.243        730      75.94
50bp Reduction                      976     149,229,870.75      27.44        9.380        647      82.54
100bp Reduction                     469      63,518,809.85      11.68       10.006        581      79.84
-----------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20

(1) In the 24th month of the loan, a borrower who has made all previous payments in a timely manner will have his/her mortgage rate reduced by the applicable amount.


             Equity Builder Program Status of the Mortgage Loans (1)

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
Equity Builder                 Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Program Status                  Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Equity Builder Program            3,324     525,035,130.86      96.55        8.747        690      78.18
None                                139      18,774,211.07       3.45        9.167        672      78.88
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20

(1) A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest in that payment. All borrowers not enrolled in the Equity Builder Program as of the Cut-Off Date are permitted to enroll at any point in the future.



--------------------------------------------------------------------------------
This page must be accompanied by a disclaimer. If you did not receive such a
       disclaimer, please contact your Citigroup Global Markets Inc.        25
                         Financial Advisor immediately.

CRMSI 2006-3

                     Payment Frequency of the Mortgage Loans

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
                               Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
Payment Frequency               Loans           ($)           Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Monthly                             374      50,590,549.67       9.30        8.905        679      78.13
Semi-Monthly                        222      34,483,335.50       6.34        8.772        688      78.30
Bi-Weekly                         2,867     458,735,456.76      84.36        8.744        691      78.20
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20



               Prepayment Penalty Terms of the Mortgage Loans (1)

                                                                                                 Weighted
                                Number                        % of       Weighted   Weighted      Average
                                  of         Aggregate       Aggregate    Average    Average     Combined
Prepaymetn Penalty Terms       Mortgage  Principal Balance   Principal    Mortgage    Credit   Loan-to-Value
(Months)                        Loans          ($)            Balance     Rate (%)    Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
None                                691      93,032,374.96      17.11        9.064        681      79.33
36                                2,772     450,776,966.97      82.89        8.698        691      77.97
------------------------------------------------------------------------------------------------------------
Total:                            3,463     543,809,341.93     100.00        8.761        689      78.20

(1) No prepayment penalty proceeds will go to any of the Offered Certificates. If the borrower refinances with a Citigroup entity, the Servicer will waive the prepayment penalty.



--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a
         disclaimer, please contact your Citigroup Global Markets Inc.        26
                         Financial Advisor immediately.

CRMSI 2006-3



        ----------------------------------------------------------------
                             Rating Agency Contacts
        ----------------------------------------------------------------

            Standard & Poor's
            John Sang                                   (212)-438-6058

            Moody's
            Arif Bekiroglu                              (212) 553-7761

        ----------------------------------------------------------------